EXHIBIT 3.1D

                         Certificate of Incorporation
                                      of
                           CRITERION PROPERTY, INC.

      FIRST: The name of the corporation is Criterion Property, Inc.

      SECOND: The address of its registered office in the State of Delaware is No. 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

      THIRD: The nature of the business or purposes to be conducted or promoted is to carry on and to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; and to possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law of the State of Delaware or by this Certificate of Incorporation together with any powers incidental thereto.

      FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value (the "Common Stock").

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock of the corporation.

      4.1 Voting. The holders of shares of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

      4.2 Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor when and as determined by the Board of Directors.

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      4.3 Liquidation. Upon the dissolution or liquidation of the corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive the net assets of the corporation available for distribution to its stockholders.

      FIFTH: The name and mailing address of the incorporator are

      NAME                    MAILING ADDRESS
      Bryan G. Tyson          Sullivan & Worcester
                              One Post Office Square
                              Boston, Massachusetts 02109

      SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are:

      NAME                    MAILING ADDRESS

      C. Richard Reese        Schooner Capital Corporation
                              99 Bedford Street
                              Boston, Massachusetts 02111

      Eugene B. Doggett       Schooner Capital Corporation
                              99 Bedford Street
                              Boston, Massachusetts 02111

      Jas. Murray Howe        Sullivan & Worcester
                              One Post Office Square
                              Boston, Massachusetts 02109

      SEVENTH:    The corporation is to have perpetual existence.

      EIGHTH: The stockholders of the corporation shall not be personally liable for the payment of the corporation's debts to any extent whatever.

      NINTH: The following additional provisions are inserted for the management of the business and the conduct of the affairs of the corporation.

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      9.1 Except as otherwise provided in the Certificate of Incorporation or by the By-Laws of the corporation as from time to time amended, the business and affairs of the corporation shall be managed by its Board of Directors, and, without limitation, the Board of Directors of the corporation is hereby specifically authorized and empowered from time to time in its discretion:

      (a) to make, alter, amend and repeal the By-Laws of the corporation; and

      (b) to determine for any purpose and in any manner not inconsistent with the other provisions of this Certificate of Incorporation the amount of the gross assets, of the liabilities, of the net assets or of the net profits of the corporation as the same exist or shall have existed at any time or for any period or periods, and to create, increase, abolish or reduce any reserve or reserves for accrued, accruing or contingent liabilities or expenses, including taxes and other charges.

      9.2 The Board of Directors in its discretion may submit any contract, transaction or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such contract, transaction or act, and any contract, transaction or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all of the stockholders of the corporation as though it had been approved or ratified by every stockholder of the corporation.

      9.3 Meetings of the stockholders may be held without the State of Delaware, if the By-Laws so provide. The books of the corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be from time to time

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designated by the Board of Directors or in the By-Laws of the corporation.
Elections of directors need not be by ballot unless the By-Laws shall otherwise provide.

      9.4 The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other entity to the fullest extent permitted by law or any agreement, vote of stockholders or directors or otherwise, or by any By-Law of this corporation, but the adoption of any such By-Law shall not be deemed to be exclusive of any other rights to indemnification any such person may be entitled to under any law, agreement, vote of stockholders or directors or otherwise.

      TENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

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corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      ELEVENTH: No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except, in addition to any and all other requirements for such liability, (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) to the extent provided under Section 174 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) or any amendment thereto or successor provision thereto, or (iv) for any transaction for which such director derived an improper personal benefit. Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption of any provision of this certificate of incorporation inconsistent with this Article ELEVENTH, shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

      TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this fourth day of November, 1988.

                               /s/ Bryan G. Tyson
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                                   Bryan G. Tyson




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